UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 1, 2025

The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-04174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)
800-945-5426
(800-WILLIAMS)
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	WMB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Northwest Pipeline LLC
(Exact name of registrant as specified in its charter)

Delaware	001-07414	26-1157701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)
800-945-5426
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Term Loan Facility
On December 1, 2025 (the “Credit Agreement Effective Date”), Northwest Pipeline LLC (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders named therein and PNC Bank, National Association (“PNC”), as administrative agent. The Credit Agreement proceeds were made available to be used (i) to refinance the outstanding indebtedness of the Company under the Company’s 7.125% senior notes due December 1, 2025 on the Credit Agreement Effective Date and (ii) for working capital, acquisitions, capital expenditures and other general corporate or limited liability company purposes.
The Company borrowed $250 million under the Credit Agreement as term loans made on the Credit Agreement Effective Date. The term loans made available under the Credit Agreement mature on the third anniversary of the Credit Agreement Effective Date.
Interest on borrowings under the Credit Agreement is payable at rates equal to: (1) for ABR Borrowings (as defined in the Credit Agreement), the Alternate Base Rate (as defined in the Credit Agreement) for each day plus the Applicable Rate (as defined in the Credit Agreement), and (2) for SOFR Borrowings (as defined in the Credit Agreement), the Adjusted Term SOFR rate for the interest period in effect for such borrowing plus the Applicable Rate. The applicable rates are determined by reference to a pricing schedule based on the Company’s senior unsecured debt ratings.
Under the Credit Agreement the Company is required to maintain a ratio of debt to capitalization (defined as net worth plus debt) of no greater than 65%. This ratio will be tested at the end of each fiscal quarter.
The Credit Agreement contains customary representations and warranties and affirmative, negative and financial covenants which were made only for the purposes of the Credit Agreement and as of the specific date (or dates) set forth therein, and may be subject to certain limitations as agreed upon by the contracting parties. The Credit Agreement contains various covenants that limit, among other things, the Company’s and its material subsidiaries’ ability to grant certain liens supporting indebtedness, the Company’s ability to merge or consolidate, sell all or substantially all of its assets in certain circumstances, make certain distributions during an event of default, and the Company’s and its respective material subsidiaries’ ability to enter into certain restrictive agreements.
The Credit Agreement includes customary events of default. If an event of default occurs, the lenders will be able to accelerate the maturity of the loans under the Credit Agreement and exercise other rights and remedies.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on
Form 8-K and
incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1*	Credit Agreement dated as of December 1, 2025, among Northwest Pipeline LLC, as borrower, the lenders named therein, and PNC Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the
Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Vice President and Assistant General Counsel – Corporate Secretary and Corporate Strategic Development

NORTHWEST PIPELINE, LLC

By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Secretary
DATED: December 1, 2025